UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  December 20, 2004
                                                       (December 16, 2004)


                              Cendant Corporation
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              (Exact Name of Registrant as Specified in Charter)


    Delaware                      1-10308                     06-0918165
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(State or other          (Commission File Number)          (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                  9 West 57th Street
                    New York, NY                               10019
      -----------------------------------------         -----------------------
      (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (212) 413-1800
                                                   ---------------


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement

         On December 16, 2004, Cendant Corporation, a Delaware corporation ("Cendant") and Cendant Travel Services Limited (formerly Codesilver Limited), a company incorporated in England and Wales and a wholly owned subsidiary of Cendant ("Purchaser"), entered into a share purchase agreement (the "Agreement") with David Babai, Uzi Kattan, Edward Faith, Murray Sweet and Bernard Bialylew (collectively, the "Sellers"). Pursuant to the terms of the Agreement, the Purchaser will acquire from the Sellers (the "Acquisition") the entire issued share capital of Donvand Limited (a company that trades under the name Gullivers Travel Associates) and Octopustravel Group Limited, companies incorporated in England and Wales (collectively, "Gullivers"). Pursuant to the Agreement, Cendant is guarantor of the Purchaser's obligations under the Agreement.

         The purchase price for Gullivers' shares consists of: (i) (pound)635.7 million (approximately $1.2 billion as of the date of the Agreement), or (pound)531.7 million (approximately $1 billion as of the date of the Agreement) net of approximately (pound)104 million (approximately $200 million as of the date of the Agreement) cash on Gullivers' balance sheet on the date the Agreement was executed, payable to the Sellers in cash at closing; (ii) deferred consideration of (pound)50 million (approximately $96 million as of the date of the Agreement) if Gullivers achieve an EBITDA target for the year ended December 31, 2004; and (iii) deferred consideration of an amount equal to three times the amount by which the gross profit of Gullivers exceed a target amount for the year ended December 31, 2005. In the event that Gullivers achieve the target gross profit for the year ended December 31, 2005, but do not achieve the EBITDA target for the year ended December 31, 2004, (pound)50 million (approximately $96 million as of the date of the Agreement) will be added to any deferred consideration payable under (iii).

         The Acquisition is conditioned, among other things, upon (i) the approval of the Federal Cartel Office in Germany and the Norwegian Competition Authority; (ii) certain warranties being true in all material respects at completion; and (iii) certain conduct of business covenants being complied with between signing and closing. The Acquisition is expected to be completed in April 2005, subject to receipt of the regulatory approvals.

         The maximum liability of each of the Sellers in relation to certain of their warranties, which survive the closing of the transaction, is capped at an amount equal to the aggregate consideration received by such Seller. Certain other warranties were provided by the Sellers that expired following execution of the Agreement. The Agreement contains an indemnity for certain other potential liabilities, for which the Sellers have several liability, which is capped at an aggregate of (pound)100 million (approximately $192 million as of the date of the Agreement) with each Seller being liable up to a specified amount.

         The Agreement contains customary undertakings from the Sellers relating to the conduct of the business of Gullivers pending closing of the transaction, and non-compete and non-solicitation undertakings from the Sellers for a period of five years.

Item 7.01.    Regulation FD Disclosure.

         On December 16, 2004, Cendant Corporation issued a press release relating to its agreement to acquire UK-based Gullivers Travel Associates, the trading name of Donvand Limited., and Octopustravel Group Limited. A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(c)       Exhibits.

99.1      Press Release issued by Cendant Corporation on December 16, 2004.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CENDANT CORPORATION


Date: December 20, 2004                 By:  /s/ Eric J. Bock
                                             -----------------------------
                                            Name:  Eric J. Bock
                                            Title: Executive Vice President
                                                   -Law and Corporate Secretary


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                                 EXHIBIT INDEX

Exhibit No.       Description
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99.1              Press Release issued by Cendant Corporation on December 16,
                  2004